Exhibit 99.1

Link to searchable text of Slide Shown above

[LOGO OF ASTORIA FINANCIAL CORPORATION]

Goodwill Claims - Update

•	U.S. Court of Appeals for the Federal Circuit reversed AF award of $436 million on February 1, 2007 in the LISB case

	–	AF reviewing legal alternatives

•	Remaining goodwill litigation claim

	–	$160 million of original supervisory goodwill created by Fidelity NY - $135 million written off

	–	U.S. Court of Federal Claims scheduled April 19, 2007 as the commencement of trial for the Fidelity NY claim